EXHIBIT 21.01

AZENTA, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Entity	Jurisdiction
Abeyatech LLC	USA
Azenta Beijing Technologies Limited	China
Azenta (Guangzhou) Life Science Co., Ltd.	China
Azenta Germany GmbH	Germany
Azenta Japan Corp.	Japan
Azenta Life Sciences Canada, Inc.	Canada
Azenta Luxembourg SARL	Luxembourg
Azenta (Nanjing) Life Science Technologies Co., Ltd.	China
Azenta Switzerland AG	Switzerland
Azenta (Shanghai) Life Science Co. Ltd.	China
Azenta Singapore Pte Ltd.	Singapore
Azenta (Tianjin) Biotechnology Co., Ltd.	China
Azenta UK Ltd	UK
Azenta US, Inc.	USA
B Medical Systems India Private Limited	India
B Medical Systems North America LLC	USA
B Medical Systems SARL	Luxembourg
Barkey Beteiligungsgesellschaft mbH	Germany
Barkey Corporation	USA
Barkey GmbH & Co. KG	Germany
Barkey Holding GmbH	Germany
Barkey (Shanghai) Electronic Technology Co. Ltd.	China
BioSpeciman Corporation	Canada
Cedrex AS	Denmark
GENEWIZ Germany GmbH	Germany
GENEWIZ Group	USA
GENEWIZ France Ltd.	France
GENEWIZ Inc.	USA
GENEWIZ LLC	USA
GENEWIZ (Suzhou), Ltd.	China
GENEWIZ UK Ltd.	UK
RURO, Inc.	USA
Ziath B.V.	Netherlands
Ziath Inc.	USA
Ziath Ltd.	UK